EXHIBIT 10.4

THIRD AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this "Third Amendment") is made as of January 22, 2013 (the "Effective Date"), by and among ESSEX PORTFOLIO, L.P., a California limited partnership ("Borrower"), the lenders which are parties hereto (collectively, "Lenders") and PNC BANK, NATIONAL ASSOCIATION, as administrative agent under the Credit Agreement (in such capacity, "Administrative Agent") and L/C Issuer.

BACKGROUND

A.       Administrative Agent, Lenders, and Borrower entered into that certain Amended and Restated Revolving Credit Agreement, dated as of September 16, 2011, as amended by that certain First Amendment to Amended and Restated Revolving Credit Agreement, dated as of May 31, 2012, as further amended by that certain Second Amendment to Amended and Restated Revolving Credit Agreement, dated as of August 30, 2012 (as so amended, the "Credit Agreement"), pursuant to which Lenders agreed to make revolving credit loans to Borrower in an aggregate outstanding amount of up to Five Hundred Million Dollars ($500,000,000) (the "Credit Line").

B.        Borrower has requested that Lenders and Administrative Agent modify the Credit Agreement to, among other things, (i) increase the Credit Line to the maximum principal amount of Six Hundred Million Dollars ($600,000,000) (the "Increased Commitment Amount") and (ii) to increase the Commitment of a certain existing Lender under the Credit Agreement (the "Existing Lender") and to add an additional Lender under the Credit Agreement (the "Additional Lender"). The Existing Lender and the Additional Lender are identified on Exhibit A attached hereto. Lenders and Administrative Agent are willing to make such modifications to the Credit Agreement, all on the terms and subject to the conditions herein set forth.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

AGREEMENT

1.         Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

2.         Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a)        The definition of "Maximum Commitment Amount" in Article 1 is hereby amended and restated to read in full as follows:

""Maximum Commitment Amount" means, at any time, an amount equal to Six Hundred Million Dollars ($600,000,000), subject to decrease pursuant to the provisions of Section 2.7."

(b)       To give effect to the increase in the Maximum Commitment Amount hereunder, the joinder of the Additional Lender and the changes in the Commitment of the Existing Lender, Schedule 1.1 to the Credit Agreement is hereby amended and replaced with Schedule 1.1 attached hereto.

3.        Loan Documents. Except where the context clearly requires otherwise, all references to the Credit Agreement in any other Loan Document shall be to the Credit Agreement as amended by this Third Amendment.

4.        Borrower's Ratification. Borrower agrees that it has no defenses or setoffs against Lenders or their respective officers, directors, employees, agents or attorneys, with respect to the Loan Documents, all of which are in full force and effect, and that all of the terms and conditions of the Loan Documents not inconsistent herewith shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms. Borrower hereby ratifies and confirms its obligations under the Loan Documents and agrees that the execution and delivery of this Third Amendment does not in any way diminish or invalidate any of its obligations thereunder.

5.        Guarantor Ratification. Guarantor agrees that it has no defenses or setoffs against Lenders or their respective officers, directors, employees, agents or attorneys, with respect to the Guaranty, which is in full force and effect, and that all of the terms and conditions of the Guaranty not inconsistent herewith shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms. Guarantor hereby ratifies and confirms its obligations under the Guaranty and agrees that the execution and delivery of this Third Amendment does not in any way diminish or invalidate any of its obligations thereunder.

6.         Representations and Warranties. Borrower hereby represents and warrants to Lenders that:

(a)        The representations and warranties made in the Credit Agreement, as amended by this Third Amendment, are true and correct in all material respects as of the date hereof;

(b)       After giving effect to this Third Amendment, no Default or Event of Default under the Credit Agreement or the other Loan Documents exists on the date hereof;

(c)       This Third Amendment has been duly authorized, executed and delivered by Borrower so as to constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with its terms, except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equitable principles;

(d)        The Joinder Pages to this Third Amendment have been duly authorized, executed and delivered by Guarantor; and

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(e)        No material adverse change in the business, assets, operations, condition (financial or otherwise) or prospects of Borrower, Guarantor or any of their subsidiaries or Affiliates has occurred since the date of the last financial statements of the aforementioned entities which were delivered to Administrative Agent.

All of the above representations and warranties shall survive the making of this Third Amendment.

7.         Conditions Precedent. The effectiveness of the amendments set forth herein is subject to the fulfillment, to the satisfaction of Administrative Agent and its counsel, of the following conditions precedent:

(a)        Borrower shall have delivered to Administrative Agent the following, all of which shall be in form and substance satisfactory to Administrative Agent and shall be duly completed and executed (as applicable):

(i)          This Third Amendment;

(ii)         The Replacement Note and the Additional Note, as more fully set forth in Section 8 below;

(iii)        If requested by Administrative Agent, evidence that the execution, delivery and performance by Borrower and Guarantor, as the case may be, of this Third Amendment have been duly authorized, executed and delivered by Responsible Officers of Borrower and Guarantor, as the case may be; and

(iv)        Such additional documents, certificates and information as Administrative Agent may require pursuant to the terms hereof or otherwise reasonably request.

(b)        The representations and warranties set forth in the Credit Agreement shall be true and correct in all material respects on and as of the date hereof.

(c)        After giving effect to this Third Amendment, no Default or Event of Default shall have occurred and be continuing as of the date hereof.

(d)       Borrower shall have paid to Administrative Agent, (i) any fees required to be paid by Borrower to Administrative Agent for its benefit or the benefit of the Lenders in connection with the Increased Commitment Amount as agreed to by Borrower and Administrative Agent; and (ii) all other costs and expenses of Administrative Agent in connection with preparing and negotiating this Third Amendment, including, but not limited to, reasonable attorneys' fees and costs.

8.         Replacement and Additional Note. Concurrently with the execution and delivery of this Third Amendment, Borrower shall execute and deliver (i) to the Existing Lender, a replacement Revolving Note in the face amount of the Increased Commitment of the Existing Lender as set forth on Exhibit A attached hereto and (ii) to the Additional Lender, a Revolving Note in the face amount of the Commitment of the Additional Lender as set forth on Exhibit A attached hereto, in each case in the form of Exhibit G-l attached to the Credit Agreement. The replacement Revolving Note to the Existing Lender shall evidence any outstanding Loans of the Existing Lender and upon receipt thereof the existing Revolving Note to the Existing Lender shall be cancelled and returned to Borrower.

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9.         Joinder by Additional Lender. Effective on the Effective Date, the Additional Lender hereby joins in and becomes a party to the Credit Agreement with the Commitment set forth opposite its name on Exhibit A attached hereto, agrees to be bound by the provisions of the Credit Agreement and shall have the rights and obligations of a Lender thereunder and under any other document issued in connection therewith. The Additional Lender hereby makes and agrees to be bound by all of the terms and conditions set forth in Section 10.5(b) of the Credit Agreement as if it were an assignee of its Commitment under the provisions of Section 10.5 of the Credit Agreement.

10.       Adjusting Payments. As of the Effective Date, Administrative Agent shall notify each Lender as to the adjusting payments which will be required to be made to the outstanding Loans of each Lender in order to give effect to the increase in the Maximum Commitment Amount and the increase to and addition of the individual Commitments of certain Lenders pursuant to this Third Amendment so that after such adjusting payments are made each Lender's outstanding Loans evidenced by such Lender's Revolving Note shall be in an amount equal to its Pro Rata Share of all outstanding Loans. On the Effective Date each Lender agrees to pay to the other Lenders the amounts, if any, specified by Administrative Agent in such notice.

11.       Miscellaneous.

(a)        All terms, conditions, provisions and covenants in the Loan Documents and all other documents delivered to Administrative Agent in connection therewith shall remain unaltered and in full force and effect except as modified or amended hereby. To the extent that any term or provision of this Third Amendment is or may be deemed expressly inconsistent with any term or provision in any Loan Document or any other document executed in connection therewith, the terms and provisions hereof shall control.

(b)       Except as expressly provided herein, the execution, delivery and effectiveness of this Third Amendment shall neither operate as a waiver of any right, power or remedy of Administrative Agent or Lenders under any of the Loan Documents nor constitute a waiver of any Default or Event of Default thereunder.

(c)       This Third Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements.

(d)       In the event any provisions of this Third Amendment shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

(e)        This Third Amendment shall be governed by and construed according to the laws of the State of California, without giving effect to any of its choice of law rules.

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(f)        This Third Amendment shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns and may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(g)       The headings used in this Third Amendment are for convenience of reference only, do not form a part of this Third Amendment and shall not affect in any way the meaning or interpretation of this Third Amendment.

[Signatures commence on the next page]

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IN WETNESS WHEREOF, Borrower, Administrative Agent and Lenders have caused this Third Amendment to be executed by their duly authorized officers as of the date first above written.

ESSEX PORTFOLIO, L.P.,
a California limited partnership

BY:	ESSEX PROPERTY TRUST, INC.,
A Maryland corporation, its general partners

	By:	/s/ Mark J. Mikl
Name: Mark J. Mikl
Title: Senior Vice President

[Signature Page to Third Amendment to Amended and Restated Credit Agreement]

[Remaining signature pages have been omitted but will be provided to the SEC upon request]

JOINDER PAGE

Essex Property Trust, Inc., a Maryland corporation, as the "Guarantor" under the Credit Agreement hereby joins in the execution of this Third Amendment to make the affirmations set forth in Section 5 of this Third Amendment and to evidence its agreement to be bound by the terms and conditions of this Third Amendment applicable to it. The party executing this Joinder Page on behalf of Guarantor has the requisite power and authority, and has been duly authorized, to execute this Joinder Page on behalf of Guarantor.

ESSEX PROPERTY TRUST, INC.,
A Maryland corporation, as Guarantor

By:	/s/ Mark J. Mikl
Name: Mark J. Mikl
Title: Senior Vice President

EXHIBIT A TO THIRD AMENDMENT

EXISTING LENDER

Existing Lender	Original Commitment	Increased Commitment
Citibank, N.A.	$25,000,000	$35,000,000
TOTAL:	$60,000,000

ADDITIONAL LENDER

Additional Lender	Commitment
JP MORGAN CHASE BANK, N.A.	$65,000,000

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SCHEDULE 1.1 TO CREDIT AGREEMENT

LENDERS' NAMES, COMMITMENTS AND PRO RATA SHARES

Lender	Commitment	Pro Rata Share

PNC Bank, National Association	$75,000,000	12.50%

Bank of West	$40,000,000	6.67%

Union Bank, N.A.	$60,000,000	10.00%

Wells Fargo, National Association	$60,000,000	10.00%

Capital One, N.A.	$30,000,000	5.00%

Comerica Bank	$30,000,000	5.00%

US Bank, National Association	$60,000,000	10.00%

Keybank, N.A.	$40,000,000	6.67%

Compass Bank	$30,000,000	5.00%

Bank of Montreal	$40,000,000	6.67%

Citibank, N.A.	$60,000,000	10.00%

HSBC Bank USA, N.A.	$10,000,000	1.66%

JPMorgan Chase Bank, N.A.	$65,000,000	10.83%

Total	$600,000,000	100.00%

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